Exhibit 99.1

Contact:

Brett Perryman

ir@omam.com

(617) 369-7300

OMAM Reports Financial and Operating Results for the

Third Quarter Ended September 30, 2014

•                  Economic net income of $37.6 million ($0.31 per share) for the quarter, up 19% from the comparative quarter in 2013

•                  Nine month economic net income of $104.3 million ($0.87 per share), up 16% from the comparative period in 2013

•                  U.S. GAAP earnings of ($1.7) million for the quarter and $17.4 million for the nine months ended September 30, 2014

•                  AUM of $214 billion at September 30, 2014, up 16% from September 30, 2013

•                  Net client cash flows of $3.1 billion for the quarter and $5.7 billion for the year-to-date

•                  Partial exercise of IPO Green Shoe for 2,231,375 shares

London — November 5, 2014 — OM Asset Management plc (NYSE: OMAM) today reports its results for the third quarter and nine months ended September 30, 2014.

“Our Affiliates — and our business more broadly — generated strong results in a volatile equity market during the third quarter,” said Peter L. Bain, President and Chief Executive Officer of OMAM.  “Led by a 21% increase in average assets under management, ENI Revenue increased 23%, to $159 million, and pre-tax economic net income grew 23%, to $49.5 million, in the third quarter of 2014 compared to the third quarter of 2013.  Likewise, our ENI operating margin before Affiliate key employee distributions increased from 36% to 38% during this period.

“Our investment products continue to outperform their benchmarks across a range of asset classes and investment styles.  On a revenue-weighted basis, approximately 66%, 70%, and 81% of our products are outperforming their benchmarks over a 1-, 3- and 5-year period, respectively.  During the quarter, our emerging markets and global equities products performed particularly well, and also continue to attract significant net client cash flows. Our third quarter net client cash flows of $3.1 billion generated annualized revenue impact of $19.1 million, the highest level in the last eleven quarters.”

Mr. Bain continued, “With interests aligned through equity ownership and profit sharing with our Affiliates, we are true partners in identifying and executing upon opportunities to accelerate the growth of our Affiliates’ businesses.  We continue to make excellent progress in our collaborative growth initiatives, with approximately $1.0 billion in gross client cash flows in the quarter into products supported by our seed or growth capital initiatives.  In addition, our Global Distribution platform continues to generate strong flows, with $1.8 billion of new fundings during the quarter, and a total of $4.9 billion raised thus far in 2014.  We will also seek growth opportunities through partnerships with at-scale asset management boutiques with strong investment and executive talent and a vision to enhance and expand their businesses in partnership with OMAM.”

Mr. Bain concluded, “We are very pleased to have undertaken our initial public offering on October 8, and the subsequent partial exercise of the Green Shoe.  We remain focused on generating long-term value for our shareholders through the consistent execution of our growth strategy.”

Table 1: Key Performance Metrics (unaudited)

($ in millions, unless otherwise noted)

	For the Three Months				For the Nine Months
	Ended September 30,		Increase		Ended September 30,		Increase
	2014	2013	(Decrease)		2014	2013	(Decrease)
Economic Net Income Basis
(Non-GAAP measure used by management)
ENI revenue	$159.0	$129.4	22.9%		$451.0	$381.5	18.2%
Pre-tax economic net income	49.5	40.1	23.4%		140.8	113.9	23.6%
Economic net income	37.6	31.7	18.6%		104.3	90.1	15.8%
Economic net income pro forma earnings per share (basic and fully diluted, $)	$0.31	$0.26	19.2%		$0.87	$0.75	16.0%

Adjusted EBITDA	$51.1	$41.3	23.7%		$145.2	$117.5	23.6%

ENI operating margin before Affiliate key employee distributions	38%	36%	202	bps	38%	35%	296	bps
ENI operating margin after Affiliate key employee distributions	31%	31%	14	bps	31%	30%	142	bps

U.S. GAAP Basis
Revenue	$260.0	$209.7	24.0%		$789.8	$680.3	16.1%
Net income (loss) from continuing operations attributable to controlling interests	(3.0)	7.7	—		20.4	14.8	37.8%
Net income (loss) attributable to controlling interests	(1.7)	6.9	—		17.4	18.6	(6.5)%
U.S. GAAP operating margin	(7)%	(2)%	(452	)bps	(7)%	(10)%	299	bps
Pro forma basic and fully diluted shares outstanding (in millions)	120	120			120	120
Pro forma earnings per share (basic and fully diluted, $)	$(0.01)	$0.06	—		$0.15	$0.15	0.0%

Other Operational Information
Assets under management at period end (in billions)	$213.8	$183.7	16.4%		$213.8	$183.7	16.4%
Net client cash flows (in billions)	3.1	1.0	210.0%		5.7	7.2	(20.8)%

Please see definitions and additional notes.  Please see Table 12 for a reconciliation of net income attributable to controlling interests to economic net income.

Assets Under Management and Flows

At September 30, 2014, OMAM’s total assets under management (“AUM”) were $213.8 billion, down $1.1 billion or 1% compared to $214.9 billion at June 30, 2014, and up $15.0 billion or 8% compared to $198.8 billion at December 31, 2013.

The decrease in AUM during the three months ended September 30, 2014 reflects net market depreciation of $4.2 billion partially offset by net inflows of $3.1 billion.  The increase in assets during the nine months ended September 30, 2014 reflects net market appreciation of $9.7 billion combined with net inflows of $5.7 billion.

For the three months ended September 30, 2014, OMAM’s net flows were $3.1 billion compared to $3.6 billion for the three months ended June 30, 2014 and $1.0 billion for the three months ended September 30, 2013.  For the three months ended September 30, 2014, the annualized revenue impact of the net flows increased to $19.1 million compared to $18.4 million for the three months ended June 30, 2014 and $5.8 million for the three months ended September 30, 2013, as gross inflows of $8.9 billion in the latest three months were into higher fee asset classes yielding 46 bps.

For the nine months ended September 30, 2014, OMAM’s net flows were $5.7 billion compared to $7.2 billion for the nine months ended September 30, 2013.  However, for the nine months ended September 30, 2014, the annualized revenue impact of the net flows increased to $34.5 million compared to $26.0 million for the nine months ended September 30, 2013, as gross inflows of $22.8 billion in the nine months ended September 30, 2013 yielded 43 bps compared to 38 bps in the year-ago period.

Table 2: Assets Under Management Rollforward Summary

($ in billions, unless otherwise noted)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Total
Beginning AUM	$214.9	$203.1	$173.9	$198.8	$156.7
Gross inflows	8.9	8.3	5.5	22.8	20.9
Gross outflows	(5.3)	(4.1)	(4.3)	(15.7)	(13.0)
Hard asset disposals	(0.5)	(0.6)	(0.2)	(1.4)	(0.7)
Net flows	3.1	3.6	1.0	5.7	7.2
Market appreciation (depreciation)	(4.2)	8.6	8.8	9.7	19.8
Other	—	(0.4)	—	(0.4)	—
Ending AUM	$213.8	$214.9	$183.7	$213.8	$183.7

Basis points: inflows	46.3	42.7	41.2	43.3	38.4
Basis points: outflows	38.4	37.6	37.5	37.6	39.4
Annualized revenue impact of net flows (in millions)	$19.1	$18.4	$5.8	$34.5	$26.0

Please see definitions and additional notes

Balance Sheet and Capital Management

Selected Balance Sheet information as of September 30, 2014 and December 31, 2013 is provided in Table 3 below, both on a U.S. GAAP basis, which includes Consolidated Funds, and on a non-GAAP basis which excludes those elements of Consolidated Funds which are not economically attributable to OMAM shareholders. In connection with the Company’s initial public offering, a Reorganization of the Company occurred, described more fully in the Company’s Prospectus dated October 8, 2014. While certain steps in this Reorganization had been completed by September 30, 2014 and are reflected in the information, some steps in the Reorganization had not occurred. Pro forma non-GAAP Balance Sheet information has been provided which reflects these additional steps in the Reorganization, completed at the closing of the IPO, as if they had been completed as of September 30, 2014. The primary changes which have been reflected are i) the drawdown of $177 million on the Company’s $350 million revolving credit facility, primarily to fund a $175 million IPO-related dividend to the Parent and ii) completion of the $60 million purchase of additional ownership interests in an Affiliate.

On a pro forma basis, as of September 30, 2014, the Company had long term debt of $177 million and shareholders’ equity of ($9.1) million. The Company’s pro-forma ratio of third party borrowings to trailing twelve months Adjusted EBITDA was 1.0x, well below the maximum 3.0x leverage covenant under OMAM’s revolving credit facility.

As of September 30, 2014, the Company was using (or had committed to use) approximately $147 million of seed capital, provided by the Parent, to invest in products managed by OMAM’s Affiliates. This seed capital is not on the balance sheet of OMAM, as it is directly owned by a subsidiary of the Parent. In addition, at September 30, 2014, the Company had $48.5 million of co-investments in funds managed by its Affiliates on its balance sheet, with an off-setting liability to reflect the economic ownership of these investments by the Parent. The Prospectus describes in more detail the arrangements with Old Mutual plc with respect to seed capital and co-investments.

The Company expects to declare and pay its first quarterly dividend as a public company, with respect to earnings for the fourth quarter of 2014, in the first quarter of 2015.

Table 3: Selected Balance Sheet Information

($ in millions)

	Excluding Consolidated Funds (Non-GAAP)			Including Consolidated Funds (U.S. GAAP)
	Pro Forma
	September 30, 2014	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013
Cash and cash equivalents	$125.8	$183.8	$194.2	$183.8	$194.2
Assets of Consolidated Funds	—	—	—	6,819.6	7,560.3
Total assets	893.7	951.7	1,014.3	7,767.3	8,551.8

Notes payable to related parties	37.0	212.0	1,040.7	212.0	1,040.7
Third party borrowings	177.0	—	2.5	—	2.5
Other liabilities	207.1	267.1	244.3	267.1	244.3
Liabilities of Consolidated Funds	—	—	—	4,251.4	4,554.8
Total liabilities	902.8	960.8	1,461.1	5,212.2	6,015.9

Total equity (deficit)	(9.1)	(9.1)	(446.8)	2,555.1	2,535.9

Third party borrowings / trailing twelve months Adjusted EBITDA	1.0x

Please see definitions and additional notes

Financial Results: Non-GAAP Economic Net Income

For the three months and nine months ended September 30, 2014, pro forma basic and fully diluted economic net income per share was $0.31 and $0.87, respectively. For the three months ended September 30, 2014 and 2013, economic net income was $37.6 million and $31.7 million, respectively, an increase of $5.9 million, or 19%.  For the nine months ended September 30, 2014 and 2013, economic net income was $104.3 million and $90.1 million, respectively, an increase of $14.2 million, or 16%.  See Table 4 for a summary of economic net income and Table 12 for a reconciliation of economic net income to U.S. GAAP.

For the three months ended September 30, 2014, compared to the three months ended September 30, 2013, ENI Revenue increased 23%, from $129.4 million to $159.0 million, driven primarily by increases in management fees as average assets under management excluding equity accounted Affiliates increased 22%. Operating expenses before commissions increased 14% quarter-over-quarter (including commissions, total operating expenses grew 17% to $54.7 million). In addition to operating expenses, scale benefits were realized in variable compensation. While total variable compensation grew 21% quarter-over-quarter to $43.7 million, the ratio of variable compensation to earnings before variable compensation fell from 44% to 42%. The lower growth rate of expenses relative to revenue resulted in an increase in OMAM’s ENI operating margin before Affiliate key employee distributions from 36% to 38%. Affiliate key employee distributions increased 68% quarter-over-quarter to $11.1 million as a result of higher levels of Affiliate earnings combined with additional Affiliate ownership of their businesses and the leverage impact of OMAM’s earnings preference on the level of employee distributions.

For the three months ended September 30, 2014, Adjusted EBITDA was $51.1 million, compared to $41.3 million for the same period of 2013. See Table 13 for a reconciliation of economic net income to Adjusted EBITDA.

For the nine months ended September 30, 2014, compared to the nine months ended September 30, 2013, ENI Revenue increased 18%, from $381.5 million to $451.0 million, driven primarily by increases in management fees, as average assets under management excluding equity accounted Affiliates increased 22%.  Performance fees fell from $10.8 million for the nine months ended September 30, 2013, to $5.3 million for the nine months ended September 30, 2014.  Operating expenses before commissions increased 12% period-over-period (including commissions, total operating expenses grew 14% to $157.7 million).  Total variable compensation grew 11% period-over-period to $123.9 million, while the ratio of variable compensation to earnings before variable compensation fell from 46% to 42%.  OMAM’s ENI operating margin before Affiliate key employee distributions increased from 35% to 38% as a result of margin increases at the Affiliates and scale benefits at the holding company.  Affiliate key employee distributions increased 56% period-over-period to $28.7 million as a result of higher levels of Affiliate earnings combined with additional Affiliate ownership of their businesses and the leverage impact of OMAM’s earnings preference on the level of employee distributions.

For the nine months ended September 30, 2014, Adjusted EBITDA was $145.2 million, compared to $117.5 million for the same period of 2013.  See Table 13 for a reconciliation of economic net income to Adjusted EBITDA.

Table 4: Economic Net Income (Non-GAAP measure)

($ in millions, except per share data)

	Three Months			Nine Months
	Ended September 30,		Increase	Ended September 30,		Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Economic Net Income (Non-GAAP measure)
Management fees	$152.3	$125.7	21.2%	$437.9	$363.8	20.4%
Performance fees	2.9	2.5	16.0%	5.3	10.8	(50.9)%
Other income, including equity-accounted subsidiaries	3.8	1.2	216.7%	7.8	6.9	13.0%
Total ENI Revenue	159.0	129.4	22.9%	451.0	381.5	18.2%
Fixed compensation & benefits	29.0	26.5	9.4%	88.5	80.3	10.2%
General and administrative expenses	24.1	18.9	27.5%	64.8	54.4	19.1%
Depreciation and amortization	1.6	1.2	33.3%	4.4	3.6	22.2%
Total ENI Operating Expenses	54.7	46.6	17.4%	157.7	138.3	14.0%
Earnings before variable compensation	104.3	82.8	26.0%	293.3	243.2	20.6%
Variable compensation	43.7	36.1	21.1%	123.9	111.2	11.4%
Earnings after variable compensation	60.6	46.7	29.8%	169.4	132.0	28.3%
Affiliate key employee distributions	11.1	6.6	68.2%	28.7	18.4	56.0%
Earnings after Affiliate key employee distributions	49.5	40.1	23.4%	140.7	113.6	23.9%
Interest income	—	—	—	0.1	0.3	(66.7)%
Pre-Tax economic net income	49.5	40.1	23.4%	140.8	113.9	23.6%
Tax on economic net income	11.9	8.4	41.7%	36.5	23.8	53.4%
Economic net income	$37.6	$31.7	18.6%	$104.3	$90.1	15.8%
Economic net income pro forma earnings per share (basic and fully diluted)	$0.31	$0.26	19.2%	$0.87	$0.75	16.0%
Pro forma basic and fully diluted shares outstanding (in millions)	120	120		120	120

Other Operational Information
ENI operating margin before Affiliate key employee distributions	38%	36%		38%	35%
ENI operating margin after Affiliate key employee distributions	31%	31%		31%	30%
ENI operating expense / management fee revenue	36%	37%		36%	38%
Variable compensation / earnings before variable compensation	42%	44%		42%	46%
Affiliate key employee distributions / earnings before Affiliate key employee distributions	18%	14%		17%	14%
Effective ENI tax rate	24%	21%		26%	21%
Adjusted EBITDA	$51.1	$41.3		$145.2	$117.5

Please see definitions and additional notes

Financial Results: U.S. GAAP

For the three months and nine months ended September 30, 2014, pro forma basic and fully diluted earnings per share was ($0.01) and $0.15, respectively. For the three months ended September 30, 2014 and 2013, net income (loss) attributable to controlling interests was ($1.7) million and $6.9 million, respectively.  For the nine months ended September 30, 2014 and 2013, net income attributable to controlling interests was $17.4 million and $18.6 million, respectively, a decrease of 6%.  See Table 5 for the Company’s U.S. GAAP Statement of Operations.

Table 5: U.S. GAAP Statement of Operations

($ in millions)

	Three Months Ended				Nine Months Ended
	September 30,		Increase		September 30,		Increase
	2014	2013	(Decrease)		2014	2013	(Decrease)
U.S. GAAP Statement of Operations
Management fees	$147.4	$114.3	29.0%		$422.8	$347.6	21.6%
Performance fees	2.9	2.5	16.0%		5.3	10.8	(50.9)%
Other revenue	1.2	0.2	500.0%		1.5	1.4	7.1%
Consolidated Funds’ revenue	108.5	92.7	17.0%		360.2	320.5	12.4%
Total revenue	260.0	209.7	24.0%		789.8	680.3	16.1%
Compensation and benefits	128.7	82.9	55.2%		310.0	248.8	24.6%
General and administrative	21.7	17.1	26.9%		58.8	49.1	19.8%
Amortization and impairment of acquired intangibles	—	—	—		0.1	0.1	—
Depreciation and amortization	1.6	1.2	33.3%		4.4	3.6	22.2%
Consolidated Funds’ expense	126.2	113.7	11.0%		474.6	449.1	5.7%
Total expenses	278.2	214.9	29.5%		847.9	750.7	12.9%
Operating loss	(18.2)	(5.2)	(250.0)%		(58.1)	(70.4)	17.5%
Investment income	3.1	2.5	24.0%		8.9	6.1	45.9%
Interest income	—	—	—		0.1	0.3	(66.7)%
Interest expense	(16.6)	(17.4)	4.6%		(49.8)	(55.2)	9.8%
Consolidated Funds’ investment gain	16.0	17.9	(10.6)%		47.5	49.2	(3.5)%
Loss from continuing operations before taxes	(15.7)	(2.2)	(613.6)%		(51.4)	(70.0)	26.6%
Income tax expense (benefit)	(6.0)	4.9	—		10.2	10.8	(5.6)%
Loss from continuing operations	(9.7)	(7.1)	(36.6)%		(61.6)	(80.8)	23.8%
Gain (loss) from discontinued operations, net of tax	—	2.0	(100.0)%		(2.0)	(4.6)	56.5%
Gain (loss) on disposal of discontinued operations, net of tax	1.3	—	—		3.7	(1.0)	—
Net loss	(8.4)	(5.1)	(64.7)%		(59.9)	(86.4)	30.7%
Net loss attributable to non-controlling interest	(6.7)	(12.0)	44.2%		(77.3)	(105.0)	26.4%
Net income (loss) attributable to controlling interests	$(1.7)	$6.9	—		$17.4	$18.6	(6.5)%
Pro forma earnings per share (basic and fully diluted, $)	$(0.01)	$0.06	—		$0.15	$0.15	0.0%
Pro forma basic and fully diluted shares outstanding (in millions)	120	120			120	120

U.S. GAAP operating margin	(7)%	(2)%	(452	)bps	(7)%	(10)%	299	bps
Pre-tax income (loss) from continuing operations attributable to controlling interests	(9.0)	12.5	—		30.6	25.7	19.1%
Net income (loss) from continuing operations attributable to controlling interests	(3.0)	7.7	—		20.4	14.8	37.8%

Please see definitions and additional notes

Recent Events

The underwriters in the initial public offering of OMAM have exercised a portion of their overallotment option and purchased an additional 2,231,375 shares of OMAM at the IPO price of $14.00 per share.  The exercise of the option has no financial impact on OMAM.  The net proceeds from the exercise go to the Parent and will increase the public and employee ownership of OMAM to 21.2%.  The transfer and sale of the shares pursuant to the exercise of the overallotment closed on October 24.

About OMAM

OMAM is a global, multi-boutique asset management company with approximately $214 billion of assets under management as of September 30, 2014 which operates through a diverse portfolio of asset management firms that serve institutional investors around the world.  OMAM’s partnership approach, which includes equity ownership at the Affiliate level and a profit sharing relationship between OMAM and its Affiliates, aligns the interests of the Company and its Affiliates to work collaboratively in accelerating their growth.  OMAM’s business model combines the investment talent, entrepreneurialism, focus and creativity of leading asset management boutiques with the resources and capabilities of a larger firm.  For more information about OMAM, please visit the Company’s website at www.omam.com.

Forward Looking Statements

This press release includes forward-looking statements, as that term is used in the Private Securities Litigation Reform Act of 1995, including information relating to anticipated growth in revenues, margins or earnings, anticipated changes in the Company’s business, anticipated future performance of the Company’s business, anticipated future investment performance of the Company’s Affiliates, expected future net cash flows, anticipated expense levels, changes in expense, the expected effects of acquisitions and expectations regarding market conditions.  The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.

Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed above and elsewhere in this press release and in the Prospectus filed with the Securities and Exchange Commission on October 9, 2014. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this press release and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Financial Tables

Table 6: Condensed and Consolidated Balance Sheets

($ in millions)

	(U.S. GAAP) Balance Sheets as of		(Non-GAAP) Balance Sheets attributable to controlling interests, as of
	September 30,	December 31,	September 30,	December 31,
	2014	2013	2014	2013
Assets
Cash and cash equivalents	$183.8	$194.2	$183.8	$194.2
Investment advisory fees receivable	135.1	154.9	139.1	157.7
Investments	156.3	148.1	156.3	168.1
Other assets	472.5	494.3	472.5	494.3
Assets of Consolidated Funds	6,819.6	7,560.3	—	—
Total assets	$7,767.3	$8,551.8	$951.7	$1,014.3

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$147.3	$172.6	$147.3	$172.6
Due to related parties	334.4	1.0	334.4	1.0
Notes payable to related parties	212.0	1,040.7	212.0	1,040.7
Third party borrowings	—	2.5	—	2.5
Other liabilities	267.1	244.3	267.1	244.3
Liabilities of Consolidated Funds	4,251.4	4,554.8	—	—
Total liabilities	5,212.2	6,015.9	960.8	1,461.1

Redeemable non-controlling interests in Consolidated Funds	60.4	403.3	—	—
Owner’s equity	(9.1)	(446.8)	(9.1)	(446.8)
Non-controlling interests	—	0.1	—	—
Non-controlling interests in Consolidated Funds	2,503.8	2,579.3	—	—
Total equity	2,555.1	2,535.9	(9.1)	(446.8)
Total liabilities and equity	$7,767.3	$8,551.8	$951.7	$1,014.3

Please see definitions and additional notes

Table 7: Assets Under Management Rollforward by Asset Class

($ in billions)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
U.S. equity
Beginning balance	$86.0	$82.2	$70.9	$80.6	$60.4
Gross inflows	2.3	2.4	1.5	6.6	6.5
Gross outflows	(3.0)	(1.6)	(2.1)	(7.2)	(6.0)
Net flows	(0.7)	0.8	(0.6)	(0.6)	0.5
Market appreciation (depreciation)	(0.9)	3.4	3.9	4.8	13.3
Other	—	(0.4)	—	(0.4)	—
Ending balance	$84.4	$86.0	$74.2	$84.4	$74.2
Average AUM	$85.3	$83.5	$72.9	$82.9	$68.6

Global / non-U.S. equity
Beginning balance	$82.7	$75.8	$61.8	$74.3	$56.3
Gross inflows	5.0	4.0	2.5	11.7	9.8
Gross outflows	(1.8)	(1.4)	(1.5)	(6.3)	(5.0)
Net flows	3.2	2.6	1.0	5.4	4.8
Market appreciation (depreciation)	(3.7)	4.3	4.6	2.5	6.3
Ending balance	$82.2	$82.7	$67.4	$82.2	$67.4
Average AUM	$83.5	$78.9	$64.1	$78.8	$62.6

Fixed income
Beginning balance	$14.5	$14.0	$12.6	$13.5	$12.7
Gross inflows	0.5	0.9	1.0	1.8	2.2
Gross outflows	(0.3)	(0.9)	(0.5)	(1.6)	(1.3)
Net flows	0.2	—	0.5	0.2	0.9
Market appreciation (depreciation)	(0.1)	0.5	0.1	0.9	(0.4)
Ending balance	$14.6	$14.5	$13.2	$14.6	$13.2
Average AUM	$14.7	$14.3	$12.8	$14.3	$12.8

Alternative, real estate & timber
Beginning balance	$31.7	$31.1	$28.6	$30.4	$27.3
Gross inflows	1.1	1.0	0.5	2.7	2.4
Gross outflows	(0.2)	(0.2)	(0.2)	(0.6)	(0.7)
Hard asset disposals	(0.5)	(0.6)	(0.2)	(1.4)	(0.7)
Net flows	0.4	0.2	0.1	0.7	1.0
Market appreciation (depreciation)	0.5	0.4	0.2	1.5	0.6
Ending balance	$32.6	$31.7	$28.9	$32.6	$28.9
Average AUM	$32.4	$31.5	$28.8	$31.6	$28.3

Total
Beginning balance	$214.9	$203.1	$173.9	$198.8	$156.7
Gross inflows	8.9	8.3	5.5	22.8	20.9
Gross outflows	(5.3)	(4.1)	(4.3)	(15.7)	(13.0)
Hard asset disposals	(0.5)	(0.6)	(0.2)	(1.4)	(0.7)
Net flows	3.1	3.6	1.0	5.7	7.2
Market appreciation (depreciation)	(4.2)	8.6	8.8	9.7	19.8
Other	—	(0.4)	—	(0.4)	—
Ending balance	$213.8	$214.9	$183.7	$213.8	$183.7
Average AUM	$216.0	$208.3	$178.7	$207.6	$172.4

Basis points: inflows	46.3	42.7	41.2	43.3	38.4
Basis points: outflows	38.4	37.6	37.5	37.6	39.4
Annualized revenue impact of net flows (in millions)	$19.1	$18.4	$5.8	$34.5	$26.0

Please see definitions and additional notes

Table 8: Management Fee Revenue and Average Fee Rates on Assets Under Management

($ in millions, except AUM data in billions)

	Three Months Ended						Nine Months Ended
	September 30, 2014		June 30, 2014		September 30, 2013		September 30, 2014		September 30, 2013
	Revenue	Basis Pts	Revenue	Basis Pts	Revenue	Basis Pts	Revenue	Basis Pts	Revenue	Basis Pts
U.S. equity	$50.6	24	$49.3	24	$45.4	25	$148.0	24	$127.9	25
Global / non-U.S. equity	87.4	42	83.6	42	67.9	42	248.7	42	198.5	42
Fixed income	8.1	22	7.8	22	7.4	23	23.5	22	22.2	23
Alternative, real estate & timber	34.0	42	33.3	42	29.8	41	99.2	42	86.9	41
Weighted average fee rate on average AUM	$180.1	33.1	$174.0	33.5	$150.5	33.4	$519.4	33.5	$435.5	33.8
Less: Revenue from equity-accounted Affiliates	(27.8)		(27.0)		(24.8)		(81.5)		(71.7)
ENI management fee revenue	$152.3	32.1	$147.0	32.5	$125.7	32.3	$437.9	32.4	$363.8	32.7
Average AUM	216.0		208.3		178.7		207.6		172.4
Average AUM excluding equity accounted Affiliates	188.5		181.4		154.4		180.8		148.6

Please see definitions and additional notes

Table 9: Assets Under Management by Strategy

($ in billions)

	As of	As of	As of	As of
	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
U.S. equity, small/smid cap	$7.3	$8.1	$8.3	$7.9
U.S. equity, mid cap value	9.1	9.2	7.3	6.4
U.S. equity, large cap value	63.7	64.3	61.2	56.5
U.S. equity, core/blend	4.3	4.4	3.8	3.4
Total U.S. equity	84.4	86.0	80.6	74.2
Global equity	28.7	28.6	24.8	21.9
International equity	31.3	32.1	29.6	26.3
Emerging markets equity	22.2	22.0	19.9	19.2
Total Global/non-U.S. equity	82.2	82.7	74.3	67.4
Fixed income	14.6	14.5	13.5	13.2
Alternative, real estate & timber	32.6	31.7	30.4	28.9
Total assets under management	$213.8	$214.9	$198.8	$183.7

Please see definitions and additional notes

Table 10: Assets Under Management by Affiliate

($ in billions)

	As of September 30, 2014	As of June 30, 2014	As of December 31, 2013	As of September 30, 2013
Acadian Asset Management	$69.7	$71.0	$65.2	$60.5
Barrow, Hanley, Mewhinney & Strauss	96.3	97.5	91.0	83.1
Campbell Global	6.7	6.7	6.6	6.6
Copper Rock Capital	2.9	2.5	2.7	2.5
Heitman*	25.3	24.6	23.4	22.0
Investment Counselors of Maryland*	2.1	2.4	2.5	2.4
Thompson, Siegel & Walmsley	10.8	10.2	7.4	6.6
Total assets under management	$213.8	$214.9	$198.8	$183.7

*Equity-accounted Affiliates

Please see definitions and additional notes

Table 11: Investment Performance

The following table represents the percentages of products performing ahead of their respective benchmarks on a 1-, 3-, and 5- year basis as of the dates indicated.  Please see definitions and additional notes for information regarding the calculation of these performance measures.

	Revenue Weighted
	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
1 year	66%	70%	71%	58%
3 year	70%	73%	91%	75%
5 year	81%	75%	82%	82%

	Equal Weighted
	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
1 year	75%	75%	77%	73%
3 year	80%	81%	87%	89%
5 year	91%	81%	81%	83%

	Asset Weighted
	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
1 year	53%	57%	57%	46%
3 year	57%	62%	91%	62%
5 year	68%	61%	85%	86%

Table 12: Reconciliation of Net Income Attributable to Controlling Interests to Economic Net Income

($ in millions)

		Three Months		Nine Months
		Ended September 30,		Ended September 30,
		2014	2013	2014	2013
U.S. GAAP net income attributable to controlling interests		$(1.7)	$6.9	$17.4	$18.6
Adjustments related to restructuring and reorganization actions undertaken in connection with the Company’s initial public offering:
i	Non-cash notional parent corporate cost allocation	1.8	1.0	3.4	2.2
ii	Intercompany interest expense	16.6	17.4	49.8	55.2
iii	Co-investment (gain)	(0.5)	(1.6)	(2.6)	(0.6)
Adjustments to reflect the economic earnings of the Company:
iv	Non-cash key employee-owned equity and profit-interest revaluations	40.2 *	10.9	57.1 *	31.3
v	Amortization and impairment of goodwill and acquired intangible assets	—	—	0.1	0.1
vi	Discontinued operations attributable to controlling interests and restructuring	(0.9)	0.5	5.4	(3.8)
vii	ENI tax normalization	(1.7)	0.3	(3.5)	(0.5)
Tax effect of above adjustments, as applicable		(16.2)	(3.7)	(22.8)	(12.4)
Economic net income after taxes		$37.6	$31.7	$104.3	$90.1

* Includes $31.6 million related to the purchase of additional ownership interests in an Affiliate.  Please see the Company’s Prospectus for additional information regarding this transaction which was completed on October 9, 2014.

Please see definitions and additional notes

Table 13: Reconciliation of Economic Net Income to Adjusted EBITDA

($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Economic Net Income	$37.6	$31.7	$104.3	$90.1
Depreciation and amortization	1.6	1.2	4.4	3.6
Tax on Economic Net Income	11.9	8.4	36.5	23.8
Adjusted EBITDA	$51.1	$41.3	$145.2	$117.5

Please see definitions and additional notes

Definitions and Additional Notes

References to “OMAM” or the “Company” refer to OM Asset Management plc; references to the “Parent” or “Old Mutual” refer to Old Mutual plc; references to the “Offering” refer to the Company’s initial public offering dated October 8, 2014 and references to the “Prospectus” refer to the Company’s Prospectus dated as of that date; references to the “Reorganization” refer to the steps taken by OMAM’s Parent prior to the Offering to reorganize the ownership of the business, as described in the Company’s Prospectus.

Economic Net Income

The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP.

The Company re-categorizes certain line items on the income statement to:

•	exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders;
•	include within management fee revenue any fees paid to Affiliates by Consolidated Funds, which are viewed as investment income under U.S. GAAP;
•	include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income;
•	treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits;
•	identify separately, the fixed and variable components of compensation and benefits expense; and
•	identify separately as Affiliate distributions the component of U.S. GAAP compensation that represents earnings shared with Affiliate key employee equity and profit-interest holders.

To reflect the Reorganization which took place at the time of the Offering, the Company has excluded:

i.	notional corporate cost allocations which are non-cash expenses that will not recur following the Offering;
ii.

interest expense historically paid to the Parent, as the related debt was restructured in connection with the Offering and the intercompany interest will be eliminated from consolidated results going forward; and

iii.	historic mark-to-market co-investment gains and losses, because these investments and ongoing returns thereon have been allocated wholly to Old Mutual plc in connection with the Offering.

The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by excluding:

iv.

non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownerships interests may in certain circumstances be repurchased by OMAM at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by OMAM can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity.

v.

non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business.

vi.

the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business.

vii.

deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

The Company also restates its income tax expense to reflect any tax impact of its ENI adjustments.  Please see Table 12 for a reconciliation of net income attributable to controlling interests to economic net income.

Adjusted EBITDA

Adjusted EBITDA is defined as economic net income before income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Please see Table 13 for a reconciliation of economic net income to Adjusted EBITDA.

Methodologies for calculating investment performance:

Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.

Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.

Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks.  It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.

ENI Operating Margin before Affiliate key employee distributions

ENI operating margin before Affiliate key employee distributions is a non-GAAP efficiency measure, calculated based on earnings after variable compensation divided by ENI revenue.

ENI Operating Margin after Affiliate key employee distributions

ENI operating margin after Affiliate key employee distributions is a non-GAAP efficiency measure, calculated based on earnings after Affiliate key employee distributions, divided by ENI revenue.

U.S. GAAP operating margin

U.S. GAAP operating margin equals operating income (loss) from continuing operations divided by total revenue.

Consolidated Funds

Financial information presented in accordance with U.S. GAAP includes the results of consolidated pooled investment vehicles, or Funds, managed by our Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds which are not attributable to our shareholders.

Annualized Revenue Impact of Net Flows (NCCF)

Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow.

Hard asset disposals

Net flows in Table 2 and Table 7 include hard asset disposals made by OMAM’s Affiliates.  This category is made up of investment-driven asset dispositions made by Heitman, a real estate manager, or Campbell, a timber manager.

Supplemental Information

Table 14: Assets Under Management by Client Type

($ in billions)

	As of September 30, 2014		As of June 30, 2014		As of December 31, 2013		As of September 30, 2013
	AUM	% of total	AUM	% of total	AUM	% of total	AUM	% of total
Sub-advisory	$72.1	33.7%	$72.1	33.6%	$65.1	32.7%	$59.0	32.1%
Corporate / Union	42.5	19.9%	42.4	19.7%	40.6	20.4%	38.7	21.1%
Public / Government	68.5	32.0%	68.5	31.9%	63.9	32.1%	59.5	32.4%
Endowment / Foundation	3.9	1.8%	4.5	2.1%	4.0	2.0%	3.4	1.9%
Old Mutual Group	4.6	2.2%	4.9	2.3%	4.6	2.3%	4.5	2.4%
Commingled Trust/UCITS	13.7	6.4%	12.9	6.0%	11.3	5.7%	10.0	5.4%
Mutual Fund	2.8	1.3%	2.9	1.3%	3.1	1.6%	2.9	1.6%
Other	5.7	2.7%	6.7	3.1%	6.2	3.1%	5.7	3.1%
Total Assets Under Management	$213.8		$214.9		$198.8		$183.7

Please see definitions and additional notes

Table 15: AUM by Client Location

($ in billions)

	As of September 30, 2014	As of June 30, 2014	As of December 31, 2013	As of September 30, 2013
U.S.	$170.4	$172.2	$160.2	$148.5
Europe	15.7	15.3	15.0	13.9
Asia	11.2	11.1	8.7	7.1
Middle East	3.9	4.0	3.7	3.4
Australia	4.7	4.1	3.6	3.5
Other	7.9	8.2	7.6	7.3
Total Assets Under Management	$213.8	$214.9	$198.8	$183.7

Please see definitions and additional notes

Table 16: AUM Net Client Cash Flows (“NCCF”) and Annualized Revenue Impact of NCCF

	AUM NCCF ($ billions)	Annualized Revenue Impact of NCCF ($ millions)
20121Q	$1.2	$4.5
2Q	(1.4)	(4.4)
3Q	(1.0)	1.1
4Q	1.6	10.0

20131Q	3.0	11.6
2Q	3.2	8.6
3Q	1.0	5.8
4Q	3.3	16.5

20141Q	(1.0)	(3.0)
2Q	3.6	18.4
3Q	3.1	19.1

Please see definitions and additional notes